Exhibit 10.1

Zhibao Technology Inc.

December 11, 2024

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Attention: ______

Dear ______:

Reference is made to that certain Securities Purchase Agreement (the “SPA”) and Senior Secured 10% Original Issue Discount Convertible Promissory Note (the “Note”) dated September 23, 2024. Capitalized terms used and not defined herein have the meaning given them in the SPA. By signing below, the undersigned parties agree as follows:

Each of the Investor and the Company hereby waive the requirement under the SPA that the DACA and DACA Account have been executed and established with respect to the remaining portion of the First Tranche in the amount of $900,000 as provided under Section 2.1(a)(iii) of the SPA.

The Investor further waives the requirements and provisions under all Transactions Documents that the Company establish the DACA and DACA Account, solely as it relates to the First Tranche Closing and the First Tranche Note. The requirements and provisions with respect to the DACA and DACA Account shall continue to apply to the Second Tranche Closing and the Third Tranche Closing and the Notes issuable thereunder, and the execution and establishment of the DACA and DACA Account shall be a condition precedent to the Second Tranche Closing.

In exchange for the Investor’s agreements and waivers set forth herein, the Company agrees to the acceleration, immediately at the Investor’s election, of payment of all or any portion of $300,000 in principal of the First Tranche Note (giving effect to the funding of the remaining portion of the First Tranche as contemplated hereby) on the economic terms set forth in Section 1.3 of the Note, notwithstanding the limitation on the number of accelerations set forth therein.

The Company further agrees to wire from the proceeds in the remaining portion of the First Tranche Closing described above $5,000 to the Investor’s legal counsel in payment of additional legal fees the Investor has incurred.

Immediately after execution of this letter agreement, the Company will file a Current Report on Form 6-K with the Securities and Exchange Commission disclosing the execution of this letter agreement and the transactions contemplated hereby, which Form 6-K shall be incorporated by reference into the Registration Statement. At such time, the Investor will not be in position of material non-public information.

In the event of any inconsistency between the Transaction Documents and this letter, the terms of this letter shall prevail, provided that except as otherwise expressly provided for in this letter, nothing contained herein shall be deemed or construed to amend or modify the Transaction Documents or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

Please execute a copy of this letter agreement signifying your agreement to its terms.

Very truly yours,

Zhibao Technology Inc.

/s/ Botao Ma
Botao Ma, CEO

Agreed and accepted:

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